Exhibit 99.1

Dennis J.L. Buchman, DMD

241 Royal Tern Road N

Ponte Vedra Beach, Florida 32082

VIA ELECTRONIC MAIL [AND HAND DELIVERY]

April 21, 2015

Sebring Software, Inc.

1400 Cattlemen Road

Suite D

Sarasota, Florida 34232

Attn:	Board of Directors

Corporate Secretary

Re:	Resignation from the Board of Directors of Sebring Software, Inc. and all of its Subsidiaries

Gentlemen:

I hereby resign from my position as a member of the Boards of Directors of Sebring Software, Inc. (the “Company”) and any and all of its subsidiaries (collectively with the Company, “Sebring”), and as a member of all committees of Sebring’s Boards of Directors on which I currently serve. My resignation is for personal reasons and takes effect immediately.

For the sake of clarity, I intend that the Consulting Agreement, dated April 25, 2013, between the Company, Dennis J. L. Buchman, DMD, P.L., a Florida limited liability company, and myself, remain in full force and effect.

I thank you for the opportunity to serve the shareholders of the Company over the past 20 months.

Sincerely,

/s/ Dennis J. L. Buchman, DMD

Dennis J. L. Buchman, DMD